UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2016

ARDELYX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36485	26-1303944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

34175 Ardenwood Blvd., Suite 200

Fremont, CA 94555

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 745-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2016, Ardelyx, Inc. (the “Company”) appointed Bryan Shaw as the Company’s Chief Accounting Officer. Mr. Shaw will continue to serve as the Company’s Vice President and Controller, a position he has held since November 21, 2016. Effective upon Mr. Shaw’s appointment as Chief Accounting Officer, Mark Kaufmann, the Company’s Chief Financial Officer, Principal Accounting Officer and Treasurer will no longer serve as Principal Accounting Officer, but will continue to serve as the Company’s Chief Financial Officer and Treasurer.

Mr. Shaw, age 62, has served as the owner and principal of Bryan Shaw & Associates, a privately-held product sales and financial services firm, since June 2007. Prior to joining the Company, from February 2013 until June 2015, Mr. Shaw served as corporate controller for Nexenta Systems, Inc., a privately-held software company. Mr. Shaw also served as corporate controller for Agile Software Corporation, a publicly-held enterprise software company, from August 2006 until September 2007, and as business controller and integrating manager of Avago Technologies Limited, a public semiconductor company, from July 2005 until August 2006. Previously, Mr. Shaw held financial positions at Coherent, Inc., Koninklijke Philips N.V. and Raychem Corp. In addition, Mr. Shaw spent nine years in public accounting practice with KPMG LLC. Mr. Shaw holds a B.B.A. in Accounting from the University of Texas in Austin, Texas and is a Chartered Global Management Accountant.

On November 15, 2016, in connection with his appointment as the Company’s Vice President and Controller, Mr. Shaw entered into an offer letter agreement (the “Offer Letter”). The Offer Letter provides Mr. Shaw an annual base salary of $245,000 and an annual target bonus of 25% of such base salary upon the achievement of specific goals and objectives to be established by the Company’s board of directors, which bonus for fiscal year 2016 will be pro-rated based on service during 2016. In addition, on November 21, 2016, in connection with his appointment as the Company’s Vice President and Controller, Mr. Shaw received an option to purchase 33,790 shares of the Company’s common stock (the “Option Award”). The Option Award has a per share exercise price of $15.40, which was the last reported sale price of the Company’s common stock on the November 21, 2016 grant date. The Option Award will vest and become exercisable on the first anniversary of Mr. Shaw’s employment start date as to 25% of the shares underlying the Option Award, with the remaining shares vesting and becoming exercisable ratably on a monthly basis over a period of 36 months thereafter, such that the Option Award would be fully vested and exercisable on the fourth anniversary of Mr. Shaw’s employment start date, subject to Mr. Shaw’s continued service to the Company through each vesting date. Mr. Shaw’s compensation will not change as a result of his appointment as the Company’s Chief Accounting Officer. The Company intends to enter into its standard forms of indemnification agreement and change in control severance agreement with Mr. Shaw.

Mr. Shaw has not been involved in any transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2016	ARDELYX, INC.

	By:	/s/ Mark Kaufmann
Mark Kaufmann
Chief Financial Officer